Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Feb. 22, 2019	Terri Anne Powers, Vice President of Investor Relations
312.889.5244 | tpowers@diplomat.is

Elizabeth Carr, Corporate Communications Manager
810.768.9871 | press@diplomat.is

Diplomat Delays Release of 2018 Financial Results and Filing of 10-K

Company withdraws 2019 full year preliminary outlook provided in January; will provide updated outlook when it reports 2018 results.

FLINT, Mich. — February 22, 2019 — Diplomat Pharmacy, Inc. (NYSE: DPLO), announced today that it is postponing the release of its fourth-quarter and full-year 2018 financial results and the related conference call and webcast to March 15, 2019.  The Company expects to file its annual report on Form 10-K for the fiscal year ended December 31, 2018 soon afterwards.

The postponement is due primarily to the recent determination by Diplomat and its auditors that the company will need to record a non-cash impairment charge related to its PBM business.  This charge is expected to be equal to a significant portion of the PBM’s Goodwill and Definite-lived intangible assets, which total approximately $630 million as of December 31, 2018, prior to impairment charges. The charge relates to the 2017 acquisitions of NPS and LDI and is driven by reduced financial forecasts for the PBM business.  Despite success in improving our customer service performance to industry standard levels, previously disclosed execution challenges experienced in 2018 continue to impact customer perception and have resulted in further customer losses.

The company and its auditors require additional time to finalize the level of impairment, the allocation between Goodwill and Definite-lived intangible assets, tax implications and the total impact on Diplomat’s 2018 fourth quarter and full year financial results. Full-year 2018 revenues and Total Adjusted EBITDA are not impacted by any impairment charge and the company’s previously communicated outlook of 2018 revenues of $5.5 - $5.6 billion and 2018 EBITDA of $167 - $170 million remain unchanged.

However, the company has withdrawn its preliminary 2019 full-year outlook provided in January.  The withdrawal is based principally on the following factors:

•                  January results have come in significantly below expectations,

•                  Diplomat has been notified of additional customer losses in its PBM business since early January, which combined with a softer outlook for client wins and other factors has led to a lower-than-previously forecasted outlook for its PBM business in 2019,

•                  The company is observing increased competitive pressure in the specialty market, driving a reduced outlook for script volumes in 2019,

•                  In its specialty business, Diplomat has observed that increasingly aggressive member channel management techniques are being implemented by its large, integrated competitors, which is reducing the volume of scripts sent to Diplomat, and

•                  In early 2019, the company has observed a less favorable drug mix within certain payer specialty contracts, reducing profitability.

The company expects to provide an updated 2019 outlook when it reports fourth quarter and full-year 2018 results.

Chairman and CEO Brian Griffin said, “While we have made demonstrable operational and service improvements in our PBM business, we are still working through issues and headwinds, which we communicated in early January. This is an important transitional year for the PBM business.  We have a clear path to stabilization and growth but, as communicated earlier this year, our patience is not unlimited.”

Griffin added, “Increased competition in the specialty market has also affected us in terms of specialty script reimbursement levels and volumes. We will provide more granularity on the impact, and outlook for 2019, when we report results in March.  We are moving with urgency to execute our strategy and to deliver value for our customers and shareholders.”

To learn more about Diplomat, visit diplomat.is.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Diplomat’s expectations regarding the release of fourth quarter and full year 2018 financial results, providing an updated 2019 outlook, the timing of a related conference call and webcast, the timing of the filing of Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2018, expected revenues, and expected Adjusted EBITDA, the expected benefits and performance of business and growth strategies, impact of operational improvement initiatives and results of operational and capital expenditures. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: the risk that the finalization of the assessment of a goodwill and definite-lived intangible asset impairment is not completed in a timely manner; the risk that the foregoing or other risk factors impact the Company’s expected revenues and expected Adjusted EBITDA, as well as the completion and expected timing of filing of the Annual Report on Form 10-K; impairment to our goodwill and other intangible assets resulting in material non-cash charges to our results of operations materially adversely effects our financial condition and results of operations; the impact of the foregoing which could adversely affect investor views of Diplomat and the value of our common stock; possibility of client losses and/or the failure to win new business; potential for contracting at reduced rates to win new business or secure renewal business; declining gross margins in the PBM industry; our ability to adapt to changes or trends within the specialty pharmacy industry; a significant increase in competition from a variety of companies in the health care industry; our inability to identify and remediate any present or future material weaknesses in our internal control over financial reporting, which could impair our ability to produce accurate and timely financial statements; shifts in pharmacy mix toward lower margin drugs; supply disruption of any of the specialty drugs we dispense; the dependence on key employees and effective succession planning and managing recent turnover among key employees; disruption in our operations as we implement a new operating system within our Specialty segment;  our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; increasing consolidation in the healthcare industry; significant and increasing pricing pressure from third-party payors; complying with complex and evolving requirements and changes in state and federal government regulations, including Medicare and Medicaid; current or proposed legislative and regulatory policies designed to manage healthcare costs or alter healthcare financing practices, including as it relates to the PBM industry’s retention of rebates; the amount of direct and indirect remuneration fees, as well as the timing of assessing such fees and the methodology used to calculate such fees; the outcome of material legal proceedings; our relationships with wholesalers and key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; revenue concentration of the top specialty drugs we dispense; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; our ability to penetrate the fragmented infusion market; the success of our strategy in the PBM industry; failure to effectively differentiate our products and services in the PBM market place; our debt service obligations; our ability to effectively execute our acquisition strategy or successfully integrate acquired businesses, including any delays or difficulties in integrating the combined businesses, and the ability to achieve cost savings and operating synergies and the timing thereof; and the additional factors set forth in “Risk Factors” in Diplomat’s most recent Annual Report on Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments, or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) is the nation’s largest independent provider of specialty pharmacy and infusion services. Diplomat helps people with complex and chronic health conditions in all 50 states, partnering with payers, providers, hospitals, manufacturers, and more. Rooted in this patient care expertise, Diplomat also serves payers through CastiaRx, a leading specialty benefit manager, and offers tailored solutions for healthcare innovators through EnvoyHealth. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues — always focused on improving patient care. For more information, visit diplomat.is.

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